Exhibit 4.3.3
Execution Copy
Dated 30 November, 2007
This Second Amendment Agreement is entered into between the parties signing below in relation to a Shareholders Agreement dated 17th September 2004 as amended by an Amendment Agreement dated 12th September 2007 and entered into between all of the signatories hereto (or their predecessors-in-title) except for Harmir Realty Co, LP and Michael A. Steinberg Profit Sharing Trust (hereinafter “Shareholders Agreement”).
By an agreement dated 21 November 2007, Redgate Media Inc. (the “Company”) agreed to issue up to 8,917.16 US$0.1 Class D preference shares in aggregate (“New Shares”) to Harmir Realty Co, LP and Michael A. Steinberg Profit Sharing Trust (“Series D2 Investors”). It was a condition of the Series D2 Investors agreeing to subscribe for the New Shares that each of the Shareholders and the Company (who, together with the Series D2 Investors, are referred to herein as “Parties” and each a “Party”) have agreed to enter into this Second Amendment Agreement so as to govern the terms upon which shares shall be held in the Company.
Terms and Expressions defined in the Shareholders Agreement shall, save where amended by the terms of this Second Amendment Agreement, have the same meaning herein. References to clause numbers shall mean the clause with such number in the Shareholders Agreement.
In consideration of the foregoing and of the mutual covenants and undertakings of the Parties, the Parties have agreed that the following amendments shall apply to the Shareholders Agreement with effect from the date hereof:-
1.	At the “Background” section in paragraph (B) after the words “and the Series C Investors”, the following shall be added:

“and the Series D Investors”

2.	At Clause 1.1, the definition of “ESOP” shall be amended so that the following is added at the end thereof “... and the Employee Share Option Scheme dated 31st December 2004”.

3.	At Clause 1.1, the definition of “Investors” shall be amended so that the words “and/or Series D Investor” shall become “and/or Series D Investors”.

4.	At Clause 6.7.1, the following should be added at the end of that Clause:-

“It is agreed by the Shareholders and the Company that a total of 53,325.07 Common Shares in the Company were issued with effect from 31st December 2004 to Lawdobo Limited as nominee for the beneficiaries of the ESOP. The Shareholders confirm that such Shares shall have no voting rights and that the same shall be held by Lawdobo only be used to make an awards in accordance with the ESOP and the provisions hereof from time to time. As a consequence, the parties have agreed that Lawdobo shall not be a signatory to this Agreement.”

5.	Clause 7.2 (c) shall be amended so that references to “the Series D Investor” shall become “the Series D Investors”.

6.	At Clause 7.3, the words underlined shall be added to the said Clause:-

“The Series D Investors shall each be entitled to appoint a single observer for the purposes of meetings of the Board. Such observers shall be entitled to receive notices of such meetings pursuant to Clause 7.8 and the minutes thereof pursuant to Clause 7.11 subject to the observers confirming that they shall keep such information confidential and shall be subject to the same standard of duties as required by a Director in respect of its use of the same and provided further that such observers shall not be entitled to vote upon any matter considered at a board meeting and only contribute to the matters discussed at such meeting when invited to do so by a majority of the Board.”

7.	At Clause 20.13.2, the reference to “Series D Investor” shall become “Series D Investors” and, at the end of such clause, the following wording shall be added:-

Harmir Realty Co. LP	c/o Steinberg Asset Management, LLC 12 East 49th Street, Suite 1202 New York, NY 10017

Michael A. Steinberg Profit Sharing Trust	c/o Steinberg Asset Management, LLC 12 East 49th Street, Suite 1202 New York, NY 10017

8.	At Schedule 2, the following shall be added at the end thereof:-

Harmir Realty Co. LP	Class D	5,350.30

Michael A. Steinberg Profit Sharing Trust	Class D	3,566.86
Save as set out herein, the Shareholders Agreement shall remain in full force and effect and unamended.
In witness whereof the Parties have executed this Second Amendment Agreement on the date abovementioned.

SIGNED BY Peter Bush Brack	)	/s/ Peter Bush Brack
FOR AND ON BEHALF OF	)
REDGATE MEDIA INC.	)
in the presence of Emily Kwok	)	/s/ Emily Kwok

SIGNED SEALED AND DELIVERED BY	)
ZHU YING	)	/s/ Zhu Ying
in the presence of Celine Xi	)	/s/ Celine Xi

SIGNED SEALED AND DELIVERED BY	)
ROBERT WILLIAM HONG-SAN YUNG)		/s/ Robert William Hong-San Yung
in the presence of Thomas Mak	)	/s/ Thomas Mak

SIGNED SEALED AND DELIVERED BY	)
PETER BUSH BRACK	)	/s/ Peter Bush Brack
in the presence of Emily Kwok	)	/s/ Emily Kwok

SIGNED SEALED AND DELIVERED BY	)
PAUL JOHN PHEBY	)	/s/ Paul John Pheby
in the presence of Lawrence Lai	)	/s/ Lawrence Lai

SIGNED SEALED AND DELIVERED BY	)
JULIE CHRISTINE PETER	)	/s/ Julie Christine Peter
in the presence of Fe Ladio	)	/s/ Fe Ladio

SIGNED SEALED AND DELIVERED BY	)
REGINALD KUFELD BRACK JR.	)	/s/ Reginald Kufeld Brack Jr.
in the presence of Reginald Kufeld Brack III	)	/s/ Reginald Kufeld Brack III

SIGNED SEALED AND DELIVERED BY	)
AYAZ HATIM EBRAHIM	)	/s/ Ayaz Hatim Ebrahim
in the presence of Leung Yee Man	)	/s/ Leung Yee Man

SIGNED SEALED AND DELIVERED BY	)
Philip Henry Geier Jr.	)	/s/ Philip Henry Geier Jr
FOR AND ON BEHALF OF	)
GEIER HOLDINGS LLC	)
in the presence of Juliana Mardones	)	/s/ Juliana Mardones

SIGNED SEALED AND DELIVERED BY	)
REGINALD KUFELD BRACK III	)	/s/ Reginald Kufeld Brack III
in the presence of Reginald Kufeld Brack Jr.	)	/s/ Reginald Kufeld Brack Jr.

SIGNED SEALED AND DELIVERED BY	)
RUPERT JAMES PURSER	)	/s/ Rupert James Purser
in the presence of Amanda Yuen	)	/s/ Amanda Yuen

SIGNED SEALED AND DELIVERED BY	)
PAUL JUSTIN HALLETT	)	/s/ Paul Justin Hallett
in the presence of Ying Zhu	)	/s/ Ying Zhu

SIGNED SEALED AND DELIVERED BY	)
YANG CHA	)	/s/ Yang Cha
in the presence of Ying Zhu	)	/s/ Ying Zhu

SIGNED SEALED AND DELIVERED BY	)
John Zwaanstra	)	/s/ John Zwaanstra
FOR AND ON BEHALF OF	)
MERCURIUS PARTNERS LLP	)
in the presence of Ying Zhu	)	/s/ Ying Zhu

SIGNED SEALED AND DELIVERED	)
Jerry Sze	)	/s/ Jerry Sze
FOR AND ON BEHALF OF	)
ASIASTAR IT FUND, L.P.	)
in the presence of Robert Yung	)	/s/ Robert Yung

SIGNED SEALED AND DELIVERED BY	)
JOHN PRIDJIAN	)	/s/ John Pridjian
in the presence of Shirley Leung	)	/s/ Shirley Leung

SIGNED SEALED AND DELIVERED BY	)
LAU YAT FAN	)	/s/ Lau Yat Fan
in the presence of Robert Yung	)	/s/ Robert Yung

SIGNED SEALED AND DELIVERED BY	)
Ahmed Al-Saleh	)	/s/ Ahmed Al-Saleh
FOR AND ON BEHALF OF	)
UNI-ASIA LIMITED	)
in the presence of Nazih Hameed	)	/s/ Nazih Hameed

SIGNED SEALED AND DELIVERED BY	)
Michael Steinberg	)	/s/ Michael Steinberg
FOR AND ON BEHALF OF	)
HARMIR REALTY CO, LP	)
in the presence of Barbara Black-Galeazzi	)	/s/ Barbara Black-Galeazzi

SIGNED SEALED AND DELIVERED BY	)
Michael Steinberg	)	/s/ Michael Steinberg
FOR AND ON BEHALF OF	)
MICHAEL A. STEINBERG PROFIT	)
SHARING TRUST	)
in the presence of Barbara Black-Galeazzi	)	/s/ Barbara Black-Galeazzi